Exhibit 23.1



Millennium Biotechnologies Group, Inc.
Basking Ridge, New Jersey



We hereby consent to the use in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 of our report dated April 11, 2005, relating to the consolidated financial statements of Millennium Biotechnologies Group, Inc. and Subsidiary which is contained in that Prospectus.

We also consent to the reverence to us under the caption "Experts" in the Prospectus.

                                        /s/ Bagell, Josephs & Company, LLC
                                        BAGELL, JOSEPHS & COMPANY, LLC
                                        Certified Public Accountants
                                        Gibbsboro, New Jersey

                                        May 19, 2005